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                                                                       EXHIBIT 4

NUMBER                                                                    SHARES


                             [LOGO] iNetEvents, Inc.

                             Web enabling your event

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                         CUSIP 456634 Y108

                                                         SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS AND LEGENDS


THIS CERTIFIES that


        is the record owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.0005 PER SHARE OF,

                                INetEvents, Inc.

transferable on the books of the holder hereof in person, or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:


/s/ Robert Thompson                                /s/ Brandon Stauber
Secretary                                          President

                                INetEvents, Inc.
                                    CORPORATE
                                      SEAL
                                    DEC. 19,
                                      1986
                                    DELAWARE

                                                 COUNTERSIGNED AND REGISTERED
                                                 PACIFIC STOCK TRANSFER COMPANY
                                                 TRANSFER AGENT AND REGISTRAR

                                                 BY:  /S/ VALERIE KILLIUS

                                                      AUTHORIZED SIGNATURE